UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 10, 2022

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 001-37564

Nevada	8211	46-4116523
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

BOXLIGHT CORPORATION

2075 Premiere Parkway, Ste. 900

Duluth, Georgia 30097

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 per share	BOXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07  Submission of Matters to a Vote of Security Holders

On October 10, 2022, Boxlight Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) to vote on the following matters:

1.	Election of Directors.

All of the following seven nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified.

Nominee	For	Against	Withheld	Broker Non-Votes
Michael Pope	19,682,209	-	1,199,565	21,599,892
James Mark Elliot	19,375,490	-	1,506,284	21,599,892
Tiffany Kuo	19,506,771	-	1,375,003	21,599,892
Rudolph F. Crew	16,297,429	-	4,584,345	21,599,892
R. Wayne Jackson	15,930,075	-	4,951,699	21,599,892
Dale Strang	16,213,438	-	4,668,336	21,599,892
Charles P. Amos	18,480,177	-	2,401,597	21,599,892

2.	Ratification of the Company’s Independent Auditors.

Stockholders ratified the appointment of FORVIS LLP as the Company’s independent auditors for the fiscal year ended December 31, 2022, in accordance with the voting results below.

For	Against	Abstain	Broker Non-Votes
41,746,473	603,076	132,117	-

3.	Approval of the Company’s Executive Compensation.

Stockholders approved (on an advisory basis) the Company’s executive compensation.

For	Against	Abstain	Broker Non-Votes
13,955,873	6,562,916	362,985	21,599,892

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 11, 2022

BOXLIGHT CORPORATION

By:	/s/ Michael R. Pope
Name:	Michael R. Pope
Title:	Chief Financial Officer